Form of Series B Bond of Medical Financial Corp
EX-10.17

SERIES B BOND

SERIES B BOND

MFC DEVELOPMENT CORP.

$25,000.00

Initial Interest Rate

Issue Date: ______________

No. SAMPLE

is 9.00% per annum

Maturity Date: ______________

FOR VALUED RECEIVED, the undersigned MFC DEVELOPMENT CORP., a Delaware corporation (herein the "Obligor") promises to pay to the order of the registered Holder named below the principal sum of TWENTY FIVE THOUSAND ($25,000) DOLLARS on the date eighteen (18) months after the Issue Date as set forth above (the "Maturity Date") and to pay interest on a monthly basis on the unpaid principal of this Bond at the rate set forth herein on the 20th day following the close of each month until the said Maturity Date when the entire unpaid principal amount together with any accrued and unpaid interest shall become due and payable. At the close of each quarterly period namely March 31, June 30, September 30 and December 31, the interest rate for the succeeding three months shall be the published Wall Street Journal Prime Rate on the last business day of said quarter plus 3% but not less than 9% per annum nor more than 15% per annum.

This Series B Bond is one of a series of similar Bonds aggregating at any one time not in excess of $450,000 and held by not more than ten (10) Holders, the outstanding portions of which are secured by Collateral, equal to not less than two hundred percent (200%) of the total outstanding principal of all Series B Bonds, consisting of a Note owned by the Obligor and receivable from Gateway Granby LLC pursuant to a mortgage on its real estate. Payment of the principal and interest of this Bond is the joint and several obligation of the Obligor and its subsidiary, Yolo Equities Corp., to whom the Holder has paid the principal amount of this Bond.

The Holder of this Bond may require the Obligor to prepay and redeem this Bond by giving at least sixty (60) days prior written notice to the Obligor, 271 North Avenue, New Rochelle, NY 10801, attention of Mr. Victor Brodsky, by certified mail, return receipt requested. Such redemptions for each Holder are limited to $50,000 in any 60 day period, which shall commence in each case from the date of receipt of said notice. The Obligor may call this Bond for redemption on not less than one hundred twenty (120) days prior written notice to the Holder hereof at the address set forth hereof (or any new address to which monthly interest checks are then being sent) by certified mail, return receipt requested. The Maturity Date of this Bond may be extended for successive periods of six months by a written instrument duly executed by both the Holder and the Obligor and dated not less than 30 days prior to the then Maturity Date. This bond shall be governed by, and construed in accordance with, the laws of the State of New York.

MFC DEVELOPMENT CORP.

By

_______________________________________

Victor Brodsky, Vice-President

YOLO EQUITIES CORP.

REGISTERED HOLDER IS: guarantees the prompt payment of

the principal and interest of this Bond in accordance with its terms.

By

_______________________________________

Victor Brodsky, Vice-President